UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 26, 2016

Date of Report (Date of earliest event reported)

TRUSTMARK CORPORATION

(Exact name of registrant as specified in its charter)

Mississippi	000-03683	64-0471500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 East Capitol Street, Jackson, Mississippi	39201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(601) 208-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 2.02 and 7.01 - Results of Operations and Financial Condition; Regulation FD Disclosure.

After the close of trading on the NASDAQ Stock Market (the principal market for the common stock of Trustmark Corporation (“Trustmark”)) on Monday, July 25, 2016, Trustmark learned that its Investor Slide Presentation, dated July 26, 2016, summarizing financial results for the quarter ended June 30, 2016 had mistakenly been released to the market during the evening of July 25, 2016.  This information was not intended to be released until after the close of trading on Tuesday, July 26, 2016.

This Current Report on Form 8-K provides Trustmark’s full disclosures relating to its second quarter financial results: (i) its News Release, captioned “Trustmark Corporation Announces Second Quarter 2016 Financial Results”; (ii) tabular financial data relating to Trustmark’s second quarter 2016 financial results, and (iii) Trustmark’s Investor Slide Presentation, dated July 26, 2016, entitled “Second Quarter Financial Results.”  This slide presentation is identical to the version that was mistakenly released to the market after the close of trading on Monday, July 25, 2016.    This Current Report on Form 8-K also provides disclosure relating to the termination of a noncontributory tax-qualified defined benefit plan maintained by Trustmark.

Trustmark confirms that its previously announced conference call with analysts to discuss Trustmark’s second quarter financial results will be held as originally scheduled, at 10:00 a.m. Central Time on Wednesday, July 27, 2016.

Item 2.02.  Results of Operations and Financial Condition.

On July 26, 2016, Trustmark Corporation issued a press release announcing its financial results for the period ended June 30, 2016.  A copy of this press release and the accompanying financial statements and slide presentation are attached hereto as Exhibits 99.1 and 99.2 to this report and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

Trustmark Corporation (“Trustmark”) maintains a noncontributory tax-qualified defined benefit pension plan (the “Plan”), in which substantially all associates who began employment prior to 2007 participate. The Plan provides retirement benefits that are based on the length of credited service and final average compensation, as defined in the Plan, and vest upon three years of service. Benefit accruals under the Plan have been frozen since 2009, with the exception of certain associates covered through plans obtained in acquisitions that were subsequently merged into the Plan. Other than the associates covered through these acquired plans that were merged into the Plan, associates have not earned additional benefits, except for interest as required by law, since the Plan was frozen. Current and former associates who participate in the Plan retain their right to receive benefits that accrued before the Plan was frozen.

On July 26, 2016, the Board of Directors of Trustmark authorized the termination of the Plan, effective as of December 31, 2016. To satisfy commitments made by Trustmark to associates (collectively, the “Continuing Associates”) covered through acquired plans that were merged into the Plan, the Board also approved the spin-off of the portion of the Plan associated with the accrued benefits of Continuing Associates into a new plan titled the Trustmark Corporation Pension Plan for Certain Employees of Acquired Financial Institutions (the “Spin-Off Plan”), effective as of December 31, 2016, immediately prior to the termination of the Plan.

In order to terminate the Plan, in accordance with Internal Revenue Service and Pension Benefit Guaranty Corporation requirements, Trustmark is required to fully fund the Plan on a termination basis (approximately $67 million after giving effect to the necessary transfer of Plan assets to the Spin-Off Plan) and will contribute the additional assets necessary to do so. The final distributions will be made from current plan assets of approximately $55 million and a one-time pension settlement expense of approximately $12 million (pre-tax) will be recognized when paid by Trustmark during the second quarter of 2017.  Further, as a result of Trustmark’s de-risking investment strategy for the Plan as of June 30, 2016, the expected rate of return on Plan assets during the second half of 2016 will be decreased from 6% to 2.5%. Accordingly, Trustmark anticipates that its periodic benefit cost for the Plan for this period will increase by approximately $1.2 million (pre-tax).  Participants in the Plan will have a choice of receiving a lump sum cash payment or annuity payments under a group annuity contract purchased from an insurance carrier, subject to certain exceptions. As a result of the termination of the Plan, each participant will become fully vested in his or her accrued benefits under the Plan.

After the distribution of Plan assets during the second quarter of 2017, Trustmark estimates that its projected benefit obligation and annual pension expense related to the Spin-Off Plan will be approximately $10 million and $900 thousand (pre-tax), respectively, and these actions will  reduce annual pension expense by approximately $3-$4 million (pre-tax).

The Board reserved the right to defer or revoke the termination of the Plan if circumstances change such that deferral or revocation would be warranted, but has no intent to do so at this time.

Forward-Looking Statements

Certain statements contained in this disclosure constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “will,” “expect,” “estimate,” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to the various estimates with respect to the Plan and the Spin-Off Plan contained in this disclosure.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to: material changes in the level and/or volatility of market interest rates, local, state and national economic and market conditions, changes in applicable government regulation, returns on Plan assets and Spin-Off Plan assets, the lump sum election rate of Plan participants, expenses of and funding obligations to the Plan and the Spin-Off Plan, and other factors described in Trustmark’s Annual Report on Form 10-K for its fiscal year ended December 31, 2015.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits
99.1	Press release announcing financial results for the period ended June 30, 2016
99.2	Investor slide presentation for the period ended June 30, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTMARK CORPORATION

BY:	/s/ Louis E. Greer
Louis E. Greer
Treasurer and Principal Financial Officer

DATE:	July 26, 2016

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
99.1	Press release announcing financial results for the period ended June 30, 2016
99.2	Investor slide presentation for the period ended June 30, 2016